Exhibit 10.2

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”), is entered into as of June 26, 2002, by and among ELGAR ELECTRONICS CORPORATION, a California corporation (“Borrower”), ELGAR HOLDINGS, INC., a Delaware corporation (“Parent”; Borrower and Parent are referred to hereinafter each individually as a “Debtor”, and individually and collectively, jointly and severally, as the “Debtors”), and ABLECO FINANCE LLC, a Delaware limited liability company, as collateral agent for the Lender Group (in such capacity, together with its successors, if any, in such capacity, “Collateral Agent”), with reference to the following:

WHEREAS, Borrower and Parent are parties to that certain Financing Agreement (the “Financing Agreement”), of even date herewith, with the Lenders (as hereinafter defined), Ableco Finance LLC, a Delaware limited liability company, as administrative agent for the Lender Group (in such capacity, together with its successors, if any, in such capacity, “Administrative Agent”) and Collateral Agent, pursuant to which (i) the Lender Group (as defined herein) has agreed to make certain financial accommodations to Borrower, and (ii) Parent has agreed to guarantee the obligations of Borrower to the Lender Group;

WHEREAS, Borrower is a Subsidiary of Parent, and Parent will benefit by virtue of the financial accommodations to Borrower; and

WHEREAS, each Debtor desires to secure its obligations under the Loan Documents to which it is party by granting to Collateral Agent, for the benefit of the Lender Group, security interests in the Collateral as set forth herein.

NOW THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and each intending to be bound hereby, Collateral Agent and each Debtor agree as follows:

1.             DEFINITIONS AND CONSTRUCTION.

1.1.         Definitions.  All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Financing Agreement.  As used in this Agreement, the following terms shall have the following definitions:

“Accounts” means all currently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to one or more of the Debtors arising out of the sale, license, or lease of goods or General Intangibles or the rendition of services by the Debtors, irrespective of whether earned by performance, any and all such rights or obligations evidenced by chattel paper, instruments or documents, any and all credit insurance, guaranties, or security therefor, and any and all supporting obligations in respect of any of the foregoing.

“Account Debtor” means any Person who is or who may become obligated under, with respect to, or on account of, an Account, chattel paper, or a General Intangible.

“Administrative Agent” has the meaning ascribed thereto in the recitals to this Agreement.

“Agreement” has the meaning ascribed thereto in the preamble to this Agreement and any joinders, extensions, riders, supplements, notes, amendments, or modifications to or in connection with this Agreement.

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. § 101 et seq.), as amended, and any successor statute.

“Borrower” has the meaning ascribed thereto in the preamble to this Agreement.

“Code” means the Uniform Commercial Code in effect in the State of New York from time to time.

“Collateral” means all of each Debtor’s right, title, and interest in and to each of the following: the Accounts; Debtors’ Books; the Equipment; the General Intangibles; the Inventory; the Investment Property; the Negotiable Collateral; any money, or other assets of any Debtor which now or hereafter come into the possession, custody, or control of Collateral Agent or any other member of the Lender Group; and the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Debtors’ Books, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, real property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

“Collateral Access Agreement” means a landlord waiver, mortgagee waiver, bailee letter, or acknowledgement agreement of any warehouseman, processor, lessor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance satisfactory to Collateral Agent.

“Collateral Agent” has the meaning ascribed thereto in the preamble to this Agreement.

“copyright” shall have the meaning ascribed to such term in the Copyright Act, and includes unregistered copyrights.

“Copyright Act” means the United States Copyright Act of 1976, as amended, and any successor statute, and the rules promulgated thereunder.

“Debtor” and “Debtors” have the respective meanings set forth in the preamble to this Agreement.

“Debtors’ Books” means all of each Debtor’s now owned or hereafter acquired books and records, including:  ledgers; records indicating, summarizing, or evidencing such Debtor’s properties or assets (including the Collateral) or liabilities; all information relating to such Debtor’s business operations or financial condition; and all computer programs, disc or tape files, printouts, runs, or other computer prepared information in respect of such books and records.

“Equipment” means all of each Debtor’s present and hereafter acquired right, title, and interest with respect to machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, dies, jigs, goods (other than consumer goods, farm products, or Inventory), wherever located, and any interest of any Debtor in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located.

“Event of Default” has the meaning ascribed to it in Section 6.

“Financing Agreement” has the meaning ascribed thereto in the recitals to this Agreement.

“General Intangibles” means all of each Debtor’s present and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, source code, mask works, internet-related general intangibles (including domain names, web sites, and all contents contained therein and located thereat), blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any agreements (whether royalty agreements, licensing agreements, or any other agreements), infringements claims, computer programs, information contained in or on computer discs or computer tapes or other information storage media, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, Investment Property, and Negotiable Collateral, and any and all supporting obligations in respect of any of the foregoing.

“Inventory” means all present and future inventory in which any Debtor has any right, title, or interest, including goods held for sale, license, or lease or to be furnished under a contract of service and all of each Debtor’s present and future raw materials, work in process, piece goods, trim and finished goods, and packing and shipping materials, wherever located, and any documents of title representing any of the above, and all such other property the sale, license, lease, or other disposition of which would give rise to an Account or cash (including intellectual property the license of which would give rise to an Account or cash).

“Investment Property” means all of each Debtor’s now owned or hereafter acquired right, title and interest with respect to “investment property” as that term is defined in the Code, and any and all supporting obligations in respect thereof.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Lender Group” means collectively the Lenders, Administrative Agent and Collateral Agent.

“Lenders” means, individually and collectively, each of the lenders identified on the signature pages of the Financing Agreement, and any other Person made a party thereto in accordance with the provisions of Section 12.07 thereof (together with their respective successors and assigns).

“Lender Group Expenses” means all costs or expenses (including taxes, and insurance premiums) required to be paid by any Debtor under this Agreement, the Financing Agreement, or any other Loan Document that are paid or incurred by the Lender Group.

“Lender-Related Person” means, with respect to any Lender, such Lender, together with such Lender’s Affiliates, and the officers, directors, employees, counsel, agents, and attorneys-in-fact of such Lender and such Lender’s Affiliates.

“Negotiable Collateral” means all of each Debtor’s present and future letters of credit, notes, drafts, instruments, Investment Property, documents, personal property leases (wherein any Debtor is the lessor), chattel paper, Debtors’ Books relating to any of the foregoing, and any and all supporting obligations in respect of the foregoing.

“Parent” has the meaning ascribed thereto in the preamble to this Agreement.

“Permitted Protest” means the right of Debtors to protest any Lien (other than any such Lien that secures the Secured Obligations), or tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien with respect to which a notice of Lien has been filed), provided that (a) a reserve with respect to such obligation is established on the books of Debtors in an amount that is reasonably satisfactory to Collateral Agent, (b) any such protest is instituted and diligently prosecuted by Debtors in good faith, and (c) Collateral Agent is reasonably satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Liens of Collateral Agent in and to the Collateral for the benefit of the Lender Group.

“Secured Obligations” shall mean, with respect to each Debtor, all liabilities, Obligations, or undertakings owing by such Debtor to Agent or the Lender Group of any kind or description arising out of or outstanding under, advanced or issued pursuant to, or evidenced by the Financing Agreement, the other Loan Documents to which such Debtor is a party, or this Agreement, irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, voluntary or involuntary, whether now existing or hereafter arising, and including all interest (including interest that accrues after the filing of a case under the Bankruptcy Code) and any and all costs, fees (including attorneys fees), and expenses which such Debtor is required to pay pursuant to any of the foregoing.

1.2.         Code.  Any terms used in this Agreement which are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

1.3.         Construction.  Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  Section,  subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified.  Any reference in this Agreement or in any of the other Loan Documents to this Agreement or any of the other Loan Documents shall include all alterations, amendments, restatements, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable.  In the event of a direct conflict between the terms and provisions of this Agreement and the Financing Agreement, it is the intention of the parties hereto that both such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other.  In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of the Financing Agreement shall control and govern; provided, however, that the inclusion herein of additional obligations on the part of a Debtor and supplemental rights and remedies in favor of Collateral Agent, in each case in respect of the Collateral, shall not be deemed a conflict with the Financing Agreement.

1.4.         Schedules and Exhibits.  All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.             CREATION OF SECURITY INTEREST.

2.1.         Grant of Security Interest.

(a)           Each Debtor hereby grants to Collateral Agent, for the benefit of the Lender Group, continuing security interests in all currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all of the Secured Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by each Debtor of each such Debtor’s covenants and duties under the Loan Documents.

(b)           Notwithstanding anything herein to the contrary, the Collateral shall not include any agreement with a third party existing on the date hereof that prohibits the grant of a Lien on such agreement or any of any Debtor’s rights thereunder without the consent of such party or under which a consent to such grant is otherwise required, which consent has not been obtained, except to the extent rights under any such prohibition are invalidated by Sections 9-406, 9-407, 9-408, and 9-409 of the Code; provided, however, that the Collateral shall include (A) the proceeds of the above to the extent such proceeds are otherwise included in the Collateral, and (B) all items excluded pursuant to this subsection (b) from and after the date on which the requisite consent is obtained.  Furthermore, each Debtor agrees to use its commercially reasonable efforts to obtain and maintain in full force and effect all consents contemplated pursuant to this subsection (b).

(c)           Collateral Agent’s security interests in the Collateral for the benefit of the Lender Group shall attach to all Collateral without further act on the part of the Lender Group or any Debtor.

(d)           Except as expressly set forth in this Agreement or any other Loan Document, no Debtor has any authority, express or implied, to dispose of any item or portion of the Collateral.

2.2.         Negotiable Collateral.  In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral in the form of notes, drafts, instruments, documents, or chattel paper, Debtor shall, promptly upon the request of Collateral Agent, endorse and assign such notes, drafts, instruments, documents, or chattel paper to Collateral Agent and deliver physical possession of such notes, drafts, instruments, documents, or chattel paper to Collateral Agent.

2.3.         Collection of Accounts, General Intangibles, Negotiable Collateral.  At anytime after and during the continuance of an Event of Default, Collateral Agent or Collateral Agent’s designee may: (a) notify customers or Account Debtors of any Debtor that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to Collateral Agent or that Collateral Agent has a security interest therein for the benefit of the Lender Group ; and (b) collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge, or cause Administrative Agent to charge for the benefit of Collateral Agent, the collection costs and expenses incurred by Collateral Agent in connection with any such collection of the Accounts to the Loan Account.

2.4.         Delivery of Additional Documentation Required.  Each Debtor shall execute, and deliver to Collateral Agent, prior to or concurrently with such Debtor’s execution and delivery of this Agreement and at any time thereafter at the request of Collateral Agent, all financing statements, continuation financing statements, fixture filings, security agreements, chattel mortgages, pledges, mortgages, deeds of trust, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Collateral Agent may reasonably request, in form satisfactory to Collateral Agent, to perfect and continue perfected Collateral Agent’s security interests in the Collateral for the benefit of the Lender Group and in order to fully consummate all of the transactions contemplated under the Loan Documents.

2.5.         Power of Attorney.  Each Debtor hereby irrevocably makes, constitutes, and appoints Collateral Agent (and any of Collateral Agent’s officers, employees, or agents (including Administrative Agent) designated by Collateral Agent) as such Debtor’s true and lawful attorney, with power to:  (a) if such Debtor refuses to, or fails timely to execute and deliver any of the documents described in Section 2.4, sign the name of such Debtor on any of the documents described in Section 2.4; (b) at any time that an Event of Default has occurred and is continuing or the Lender Group, or Collateral Agent on behalf thereof, deems itself insecure (in accordance with Section 1-208 of the Code), sign such Debtor’s name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors; (c) send requests for verification of Accounts; (d) after the occurrence and during the continuance of an Event of Default, endorse such Debtor’s name on any checks, notices, acceptances, money orders, drafts, or other item of payment or security that may come into Collateral Agent’s or any other member of the Lender Group’s possession; (e) at any time that an Event of Default has occurred and is continuing or the Lender Group, or Collateral Agent on behalf thereof, deems itself insecure (in accordance with Section 1-208 of the Code), notify the post office authorities to change the address for delivery of such Debtor’s mail to an address designated by Collateral Agent, to receive and open all mail addressed to such Debtor, and to retain all mail relating to the Collateral and forward all other mail to such Debtor; (f) at any time that an Event of Default has occurred and is continuing or the Lender Group, or Collateral Agent on behalf thereof, deems itself insecure (in accordance with Section 1-208 of the Code), make, settle, and adjust all claims under such Debtor’s policies of insurance and make all determinations and decisions with respect to such policies of insurance; and (g) at any time that an Event of Default has occurred and is continuing or the Lender Group, or Collateral Agent on behalf thereof, deems itself insecure (in accordance with Section 1-208 of the Code), settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms which Collateral Agent determines to be reasonable, and Collateral Agent may cause to be executed and delivered any documents and releases which Collateral Agent determines to be necessary.  The appointment of Collateral Agent as each Debtor’s attorney, and each and every one of Collateral Agent’s rights and powers, being coupled with an interest, is irrevocable until all of the Secured Obligations have been fully and finally performed and paid in cash and the obligations of the Lender Group to extend credit under the Financing Agreement have been irrevocably terminated.

2.6.         Right to Inspect.  Collateral Agent (through any of its officers, employees, or agents) shall have the right, from time to time during normal business hours, at the expense of such Debtor, to inspect Debtors’ Books and to check, test, and appraise the Collateral in order to verify each Debtor’s financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

3.             REPRESENTATIONS AND WARRANTIES.

Each Debtor represents and warrants as follows:

3.1.         No Prior Encumbrances.  Each Debtor has good and defensible title to the Collateral, free and clear of all Liens except Permitted Liens.

3.2.         Location of Inventory and Equipment.  The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party (without Collateral Agent’s prior written consent) and are located only at the locations identified on Schedule 6.01(ff) of the Financing Agreement or otherwise permitted by Section 4.2.

3.3.         Inventory Records.  Each Debtor now keeps, and hereafter at all times shall keep, correct and accurate records itemizing and describing the kind, type, quality, and quantity of the Inventory, and each Debtor’s cost therefor.

3.4.         [Intentionally Omitted].

3.5.         Reliance by Collateral Agent; Cumulative.  The warranties, representations, and agreements set forth herein shall be conclusively presumed to have been relied upon by Collateral Agent and the Lender Group, and shall be cumulative and in addition to any and all other warranties, representations, and agreements which any Debtor shall now or hereinafter give, or cause to be given, to Collateral Agent or the Lender Group.

4.             AFFIRMATIVE COVENANTS.

Each Debtor covenants and agrees that, until payment in full in cash of the Secured Obligations, and unless Collateral Agent shall otherwise consent in writing, each Debtor shall do all of the following:

4.1.         [Intentionally Omitted].

4.2.         Location of Inventory and Equipment.  Keep the Inventory and Equipment only at the locations identified on Schedule 6.01(ff) of the Financing Agreement; provided, however, that any Debtor may amend such schedule so long as such amendment occurs by written notice to Collateral Agent within 30 days after the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, Debtors provide or authorize, as applicable, any financing statements or fixture filings necessary to perfect and continue perfected Collateral Agent’s security interests in such assets and also provide to Collateral Agent a Collateral Access Agreement with respect to such new location, if such assets have a book value in excess of $250,000 (when aggregated with all other Collateral at the same location).

4.3.         Title to Equipment.  Upon Collateral Agent’s request, deliver to Collateral Agent, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment.

4.4.         Maintenance of Equipment.  Keep and maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved.  Except by operation of law, no Debtor shall permit any item of Equipment to become a fixture to real estate or an accession to other property, and the Equipment is now and shall at all times remain personal property.

4.5.         Taxes.  Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against any Debtor or any of such Debtor’s property to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest.  Each Debtor shall make due and timely payment or deposit of all taxes, assessments, or contributions required of it by law, and will deliver to Collateral Agent upon request an official receipt (or, if an official receipt is not available, such other documentation as shall be satisfactory to the Collateral Agent) showing payment thereof.  Each Debtor will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, and will, upon request, furnish Collateral Agent with proof satisfactory to Collateral Agent indicating that each Debtor has made such payments or deposits, other than assessments or taxes that are the subject of a Permitted Protest.  Upon request, each Debtor shall deliver satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which (a) such Debtor conducts business or is required to pay any such excise tax, (b) where such Debtor’s failure to pay any such applicable excise tax would result in a Lien on the properties or assets of such

Debtor, or (c) where such Debtor’s failure to pay any such applicable excise tax would constitute a Material Adverse Effect.

4.6.         Lender Group Expenses.  Such Debtor shall immediately and without demand reimburse Collateral Agent for all sums expended by Collateral Agent which constitute Lender Group Expenses and each Debtor hereby authorizes and approves all advances and payments by Collateral Agent for items constituting Lender Group Expenses.

5.             NEGATIVE COVENANTS.

Each Debtor covenants and agrees that until payment in full in cash of the Secured Obligations, it will not do any of the following without the prior written consent of the Collateral Agent:

5.1.         Change Name.  Except as permitted by Section 7.02 of the Financing Agreement, change such Debtor’s name, FEIN, business structure, or identity, or add any new fictitious name.

5.2.         Nature of Business; Fiscal Year.  (a) Make any change in the principal nature of such Debtor’s business, as such business is described in Section 6.01(l) of the Financing Agreement, or (b) without the prior written consent of Collateral Agent, which consent shall not unreasonably be withheld, change the date of its fiscal year.

5.3.         Inventory and Equipment with Bailees.  The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Collateral Agent’s prior written consent.

6.             EVENTS OF DEFAULT.

The occurrence of an “Event of Default” as defined in the Financing Agreement shall constitute an “Event of Default” under this Agreement.

7.             COLLATERAL AGENT’S RIGHTS AND REMEDIES.

7.1.         Rights and Remedies.  Upon the occurrence, and during the continuation, of an Event of Default, the Required Lenders (at their election but without notice of their election and without demand) may, except to the extent otherwise expressly provided or required below, authorize and instruct Collateral Agent to do any one or more of the following on behalf of the Lender Group (and Collateral Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lender Group), all of which are authorized by each Debtor:

(a)           Proceed directly and at once, without notice, against any Debtor to collect and recover the full amount or any portion of the Secured Obligations, without first proceeding against any other Debtor, or against any security or collateral for the Secured Obligations.

(b)           Without notice to any Debtor (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of the Code), set off and apply to the Secured Obligations any and all (i) balances and deposits of any Debtor held by the Lender Group (including any amounts received in the Blocked Account or any lockbox accounts), or (ii) indebtedness at any time owing to or for the credit or the account of any Debtor held by the Lender Group;

(c)           Hold or cause to be held, as cash collateral, any and all balances and deposits of any Debtor held by the Lender Group, and any amounts received in the Blocked Account or any lockbox accounts, to secure the full and final repayment in cash of all of the Secured Obligations;

(d)           Exercise in respect of the Collateral, in addition to other rights and remedies provided for herein and in the Financing Agreement and the other Loan Documents or otherwise available to it, all the rights and remedies available to it at law (including those of a secured party under the Code) or in equity.

(e)           Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Collateral Agent considers advisable, and in such cases, Collateral Agent shall credit, or shall cause Administrative Agent to credit, the Loan Account with only the net amounts received by Collateral Agent in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

(f)            Cause each Debtor to hold all returned Inventory in trust for Collateral Agent, segregate all returned Inventory from all other property of any Debtor or in such Debtor’s possession and conspicuously label said returned Inventory as the property of Collateral Agent;

(g)           Without notice or demand, make such payments and do such acts as Collateral Agent considers necessary or reasonable to protect its security interest in the Collateral.  Each Debtor agrees to assemble the Collateral if Collateral Agent so requires, and to make the Collateral available to Collateral Agent as Collateral Agent may designate.  Each Debtor authorizes Collateral Agent to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Collateral Agent’s determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith.  With respect to each Debtor’s owned premises, each Debtor hereby grants Collateral Agent a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of Collateral Agent’s rights or remedies provided herein, at law, in equity, or otherwise;

(h)           Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral.  Collateral Agent is hereby granted a license or other right to use, without charge, each Debtor’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the

Collateral, in completing production of advertising for sale and selling any Collateral, and each Debtor’s rights under all licenses and all franchise agreements shall inure to the Lender Group’s benefit;

(i)            Sell all or any part of the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including each Debtor’s premises) as Collateral Agent determines is commercially reasonable.  It is not necessary that the Collateral be present at any such sale.  Collateral Agent on behalf of the Lender Group shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Debtor, which right or equity is hereby waived or released to the extent permitted by law;

(j)            Collateral Agent shall give notice of any disposition of the Collateral as follows:

(i) Collateral Agent shall give Debtors and each holder of a security interest in the Collateral who has filed with Collateral Agent a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, then the time on or after which the private sale or other disposition is to be made;

(ii) The notice shall be personally delivered or mailed, postage prepaid, to Debtors as provided in Section 12.01 of the Financing Agreement, at least 10 days before the date fixed for the sale, or at least 10 days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market.  Notice to Persons other than Debtors claiming an interest in the Collateral, shall be sent to such addresses as they have furnished in writing to Collateral Agent;

(iii) If the sale is to be a public sale, Collateral Agent also shall give notice of the time and place by publishing a notice one time at least 10 days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

(k)           By an instrument in writing, appoint a receiver (which term shall include a receiver and manager) of all or any part of the Collateral and may remove or replace such receiver from time to time or may institute proceedings in any court of competent jurisdiction for the appointment of such receiver;

(l)            Require Debtors to establish one or more lockbox or other restricted accounts satisfactory to Collateral Agent for the collection of Accounts, General Intangibles, or Negotiable Collateral;

(m)          Notify customers or Account Debtors that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to Collateral Agent or that Collateral Agent has a security interest therein;

(n)           Collect the Accounts of Debtors, General Intangibles, and Negotiable Collateral directly, and charge the collection costs and expenses as Lender Group Expenses; but, unless and until the Collateral Agent does so or gives Debtors other written instructions, each Debtor shall collect all of Accounts, General Intangibles, and Negotiable Collateral for the Lender Group, receive in trust all payments thereon as the Collateral Agent’s trustee, and promptly deliver said payments to Administrative Agent for the benefit of the Lender Group in their original form as received from such Account Debtor;

(o)           Any deficiency which exists after disposition of the Collateral as provided above will be paid promptly by Debtors up to the maximum amount, if any, of each Debtor’s liability under the Financing Agreement or any other Loan Document.  Any excess will be returned to Debtors, without interest and subject to the rights of third parties, by Collateral Agent as provided in the Loan Documents.

Except as required by law, Collateral Agent may take any or all of the foregoing action without demand, presentment, protest, advertisement or notice of any kind to or upon Debtors or any other Person.

7.2.         Remedies Cumulative.  The rights and remedies of Collateral Agent and the Lender Group under this Agreement, the Loan Documents, and all other agreements shall be cumulative.  Collateral Agent and the Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity.  No exercise by Collateral Agent or the Lender Group of one right or remedy shall be deemed an election, and no waiver by Collateral Agent or the Lender Group of any Event of Default on any Debtor’s part shall be deemed a continuing waiver. No delay by Collateral Agent or the Lender Group shall constitute a waiver, election, or acquiescence by it.

8.             TAXES AND EXPENSES REGARDING THE COLLATERAL.  If any Debtor fails to pay any monies (whether taxes, rents, assessments, insurance premiums, or otherwise) due to third persons or entities, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that Collateral Agent determines that such failure by such Debtor could have a material adverse effect on the Lender Group’s security interest in the Collateral, in Collateral Agent’s discretion and without prior notice to Debtors, Collateral Agent may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up, or cause Administrative Agent to set up, such reserves in the Loan Account as Collateral Agent deems necessary to protect the Lender Group from the exposure created by such failure; or (c) obtain and maintain insurance policies insuring such Debtor’s ownership and use of the Collateral, and take any action with respect to such policies as Collateral Agent deems prudent.  Any amounts paid or deposited by Collateral Agent shall constitute Lender Group Expenses, shall immediately become additional Secured Obligations, shall bear interest at the applicable rate described in the Financing Agreement, and shall be secured by the Collateral.  Any payments made by Collateral Agent shall not constitute an agreement by Collateral Agent to make similar payments in the future or a waiver by Collateral Agent of any Event of Default under this Agreement.  Collateral Agent need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance, or lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.  Collateral Agent shall use its reasonable efforts to provide notice to Debtors of any action taken by it under this Section 8.

9.             WAIVERS; INDEMNIFICATION.

9.1.         Demand; Protest; etc.  To the extent permitted by law, each Debtor waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Collateral Agent on which such Debtor may in any way be liable.

9.2.         Collateral Agent’s Liability for Collateral.  So long as Collateral Agent complies with its obligations, if any, under the Code, Collateral Agent shall not in any way or manner be liable or responsible for:  (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person.  All risk of loss, damage, or destruction of the Collateral shall be borne by the Debtors.

9.3.         Indemnification.  Each Debtor agrees to defend, indemnify, save, and hold Collateral Agent and each Lender-Related Person harmless against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other Person, and (b) all losses (including attorneys fees and disbursements) in any way suffered, incurred, or paid by Collateral Agent or any Lender-Related Person as a result of or in any way arising out of, following, or consequential to transactions with Debtors or any Debtor, whether under this Agreement, the Financing Agreement, or the other Loan Documents, but excluding any obligations, demands, claims, liabilities, and losses caused by Collateral Agent’s or any Lender-Related Person’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.  This provision shall survive the termination of this Agreement.

10.          NOTICES.  All notices and other communications hereunder to Collateral Agent shall be in writing and shall be mailed, sent or delivered in accordance with the Financing Agreement and all notices and other communications hereunder to Debtors shall be in writing and shall be mailed, sent or delivered in care of Borrower in accordance with the Financing Agreement.

11.          GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

12.          DESTRUCTION OF DEBTORS’ DOCUMENTS.  All written information, schedules, agings, reports or similar papers delivered to Collateral Agent may be destroyed or otherwise disposed of by Collateral Agent four (4) months after they are delivered to or received by Collateral Agent, unless Debtors request, in writing, the return of said documents, schedules or other papers and makes arrangements, at Debtors’ expense, for their return.

13.          GENERAL PROVISIONS.

13.1.       Effectiveness.  This Agreement shall be binding and deemed effective when executed by each Debtor and executed by Collateral Agent.

13.2.       Successors and Assigns.  This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that no Debtor may assign this Agreement or any rights or duties hereunder without prior written consent of the Lender Group and any prohibited assignment shall be absolutely void.  No consent to an assignment by the Lender Group shall release Debtors from their Secured Obligations.  On behalf of the Lender Group, Collateral Agent may assign this Agreement and its rights and duties hereunder and no consent or approval by Debtors is required in connection with any such assignment.

13.3.       Section Headings.  Headings and numbers have been set forth herein for convenience only.  Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

13.4.       Interpretation.  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Collateral Agent, the Lender Group, or the Debtors, whether under any rule of construction or otherwise.  On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

13.5.       Severability of Provisions.  Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

13.6.       Amendments in Writing.  This Agreement can only be amended by a writing signed by both Collateral Agent and each Debtor.

13.7.       Counterparts.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

13.8.       [Intentionally Omitted]

13.9.       Revival and Reinstatement of Obligations.  If the incurrence or payment of the Secured Obligations by any Debtor or the transfer by Debtors to Collateral Agent or the Lender Group of any property of any Debtor should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a “Voidable Transfer”), and if Collateral Agent or the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Collateral Agent or the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Collateral Agent or the Lender Group related thereto, the liability of Debtors automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

ELGAR ELECTRONICS CORPORATION, a California corporation

By:	/s/ Joseph A. Stroud
Name:	Joseph A. Stroud
Title:	Chief Financial Officer

ELGAR HOLDINGS, INC., a Delaware corporation

By:	/s/ Joseph A. Stroud
Name:	Joseph A. Stroud
Title:	Chief Financial Officer

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ABLECO FINANCE LLC, a Delaware limited liability company

By:	/s/ Kevin Genda
Name:	Kevin Genda
Title:	Senior Vice President

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